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
PRICING SUPPLEMENT NO. 4 DATED JANUARY 7, 2002                  FILED UNDER RULE 424(b)(3)
(TO PROSPECTUS DATED OCTOBER 31, 2001                                   FILE NO. 333-63164
AND PROSPECTUS SUPPLEMENT DATED DECEMBER 11, 2001)


                                 $3,000,000,000
                               USA EDUCATION, INC.
                           Medium Term Notes, Series A
                  Due 9 Months or Longer From the Date of Issue

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
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Principal Amount:     $50,000,000             Floating Rate Notes:       |X|            Fixed Rate Notes:         |_|
-------------------------------------------------------------------------------------------------------------------------
Original Issue Date:  January 10, 2002        Closing Date:   January 10, 2002          CUSIP Number:     90390M AD2
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Maturity Date:        January 24, 2003        Option to Extend Maturity:   |X| No       Specified Currency:  U.S. Dollars

                                                                           |_| Yes
                                              If Yes, Final Maturity
                                              Date:
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Redeemable at the option of the Company:         |X| No         Redemption Price:                   Not Applicable.
                                                 |_| Yes        Redemption Dates:                   Not Applicable.
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Repayment at the option of the Holder: :         |X| No         Repayment Price:                    Not Applicable.
                                                 |_| Yes        Repayment Dates:                    Not Applicable.
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
APPLICABLE TO FIXED RATE NOTES ONLY:
-------------------------------------------------------------------------------------------------------------------------
         Interest Rate:                                         Interest Payment Date(s):

-------------------------------------------------------------------------------------------------------------------------
         Interest Accrual Method:
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
APPLICABLE TO FLOATING RATE NOTES ONLY:

-------------------------------------------------------------------------------------------------------------------------
Floating Rate Index:
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                  |_|  CD Rate                                  Index Maturity:   Three Months, except for the initial
                                                                                  Interest Period for which the Index
                                                                                  Maturity shall be 1 Week.
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                  |_| Commercial Paper Rate
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                  |_| CMT Rate                                 Spread :   None.
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                  |_| Federal Funds Rate
-------------------------------------------------------------------------------------------------------------------------
                  |X| LIBOR Telerate                           Initial Interest Rate:      1.8325%.
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                  |_| LIBOR Reuters
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                  |_| Prime Rate                               Interest Rate Reset Period:  Quarterly.
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                  |_| 91-Day Treasury Bill Rate

-------------------------------------------------------------------------------------------------------------------------
Reset Date(s):  Each January 24th, April 24th, July  24th      Interest Payment   Each January 24th, April 24th, July  24th
                and October 24th  during the term of the       Date(s):           and October 24th  during the term of the
                Notes, beginning January 24, 2002, subject                        Notes, beginning January 24, 2002, subject
                to following business day convention.                             to following business day convention.

-------------------------------------------------------------------------------------------------------------------------
Interest Determination  2 London and New York Business         Interest Period:   From and including the previous
Date:                   Days prior to the related Reset                           Interest Payment Date (or Original
                        Date.                                                     Issue Date, in the case of the first
                                                                                  Interest Accrual Period) to but
                                                                                  excluding the current Interest Payment
                                                                                  Date (or Maturity Date, in the case of
                                                                                  the last  Interest Accrual Period).
-------------------------------------------------------------------------------------------------------------------------
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Lock-in Period Start Date:     Not Applicable.                 Accrual Method:   Actual/360.

-------------------------------------------------------------------------------------------------------------------------
Maximum Interest Rate:         Not Applicable.                 Minimum Interest Rate:     Not Applicable.
-------------------------------------------------------------------------------------------------------------------------


Form:                               Book-entry.

Denominations:                      $1,000 minimum and integral multiples of $1,000 in excess
                                    thereof.

Trustee:                            JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank.

Issue Price:                        100%.

Agent's Commission:                 0.02081%.

Net Proceeds:                       $49,989,595.

Agent:                              ABN AMRO Incorporated.
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OBLIGATIONS OF USA EDUCATION, INC. AND ANY SUBSIDIARY OF USA EDUCATION, INC. ARE
  NOT GUARANTEED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA. NEITHER USA EDUCATION, INC. NOR ANY SUBSIDIARY OF USA EDUCATION, INC. (OTHER
THAN STUDENT LOAN MARKETING ASSOCIATION) IS A GOVERNMENT-SPONSORED ENTERPRISE OR
              AN INSTRUMENTALITY OF THE UNITED STATES OF AMERICA.